At RFMD(R)		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3227

FOR IMMEDIATE RELEASE

October 27, 2009

RFMD® DELIVERS $254.8 MILLION IN QUARTERLY REVENUE

Gross Margin, Operating Margin And Earnings Per Share All Improve

Sequentially And Year-Over-Year

September 2009 Quarterly Highlights:

  Quarterly Revenue Increased Sequentially Approximately 20% To $254.8 Million

  On A GAAP Basis, Gross Profit Totaled $91.5 Million, Or 35.9% Of Revenue; Operating Profit Totaled $24.1 Million, Or 9.5% Of Revenue, And Diluted Earnings Per Share Totaled $0.05

  On A Non-GAAP Basis, Gross Profit Totaled $97.0 Million, Or 38.1% Of Revenue; Operating Profit Totaled $41.7 Million, Or 16.4% Of Revenue, And Diluted Earnings Per Share Totaled $0.13

  Non-GAAP Operating Income Dollars Were A Quarterly Record For RFMD

  Free Cash Flow (Net Cash Provided By Operating Activities Minus Property And Equipment Expenditures) Was $45.8 Million, A Sequential Increase Of Approximately 33%

  Adjusting For The 14-Week September 2009 Quarter, RFMD Anticipates Both Revenue And EPS Will Increase Sequentially In The December 2009 Quarter

GREENSBORO, N.C., October 27, 2009 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance semiconductor components, today reported financial results for its fiscal 2010 second quarter ended October 3, 2009. RFMD’s September quarterly revenue increased approximately 20% sequentially to $254.8 million. GAAP gross margin for the quarter increased sequentially from 34.8% to 35.9%, and non-GAAP gross margin increased sequentially from 37.0% to 38.1% during the same period. Operating profit was $24.1 million on a GAAP basis and $41.7 million on a non-GAAP basis, reflecting increased revenue and gross profit. Net income was $14.6 million, or $0.05 per diluted share, on a GAAP basis and $36.9 million, or $0.13 per diluted share, on a non-GAAP basis.

    RFMD® Product Group Highlights

    Cellular Products Group (CPG)

  CPG grew significantly faster than its end markets in the September 2009 quarter, driven by secular growth trends and new product cycles

  CPG grew revenue sequentially at its largest customer, and total revenue at all other customers grew sequentially by approximately 50%

  Cellular product sales into 3G handsets grew by approximately 50% year-over-year

  Sales to customers in Greater China increased sequentially by approximately 75%

  To date, CPG has shipped approximately 100 million components featuring RFMD’s industry-leading MicroShield® integrated shielding technology, and RFMD has initiated licensing efforts to make this technology industry standard

  CPG broadened its customer base for its industry-leading portfolio of power amplifiers and switch products for 4G LTE data cards and handsets

    Multi-Market Products Group (MPG)

  MPG qualified and released RFMD’s high-power gallium nitride (GaN) technology with industry-leading reliability performance data

  CATV revenue increased sequentially approximately 70% in the September 2009 quarter, and MPG currently expects significant sequential growth in CATV revenue in the December 2009 quarter

  MPG added two new automatic meter reading (AMR)/smart grid customers in the September 2009 quarter

  MPG increased its electronic toll collection (ETC) customer base in China to seven customers, now covering all major population centers in China, and MPG currently expects a significant acceleration in ETC revenue in fiscal 2011

  Quarterly shipments of WiMAX components increased approximately 40% sequentially in the September 2009 quarter

  MPG released 100 new and derivative products in the September 2009 quarter and has released 169 products through the first half of fiscal 2010

  MPG launched an “Online Store” update offering enhanced web-based RF component sales

  RFMD completed the transfer of production and test of MPG’s integrated circuit (IC) and multi-chip module (MCM) products to RFMD’s Beijing facility

GAAP Results
(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2010	2010	vs. Q1 2010		2009 (1)	vs. Q2 2009
Revenue	$254.8	$212.5	19.9%		$271.7	-6.2%
Gross Margin	35.9%	34.8%	1.1	ppt	28.3%	7.6	ppt
Operating Income (Loss)	$24.1	$12.1	$12.0		$(19.0)	$43.1
Net Income (Loss)	$14.6	$4.8	$9.8		$(14.2)	$28.8
Diluted EPS (LPS)	$0.05	$0.02	$0.03		$(0.05)	$0.10

NON-GAAP RESULTS (excluding share-based compensation, amortization of intangibles, impairment of intangibles, amortization of acquisition-related inventory step-up, integration charges, manufacturing start-up costs, gain on retirement of convertible subordinated notes, restructuring charges, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2010	2010	vs. Q1 2010		2009 (1)	vs. Q2 2009
Gross Margin	38.1%	37.0%	1.1	ppt	31.6%	6.5	ppt
Operating Income	$41.7	$24.0	$17.7		$18.0	$23.7
Net Income	$36.9	$18.9	$18.0		$20.6	$16.3
Diluted EPS	$0.13	$0.07	$0.06		$0.07	$0.06

(1)  Certain amounts have been adjusted as a result of the retrospective adoption of the Financial Accounting
       Standard Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That
       May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1,”
       which is included in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification
       (“ASC”) Subtopic 470-20, “Debt with Conversion and Other Options” (“FASB ASC 470-20”)).

Business Outlook

RFMD believes its overall business environment is improving. RFMD is experiencing continued strong demand from its cellular customers and significantly improved order visibility in MPG’s primary markets.

  RFMD’s September 2009 quarter was a 14-week quarter, and RFMD’s December 2009 quarter is a 13-week quarter
  December 2009 quarterly revenue and EPS are currently expected to grow sequentially, adjusting for 13 weeks in the September 2009 quarter
  December 2009 quarterly gross margin is currently expected to be approximately consistent with September 2009 quarterly gross margin
  RFMD currently anticipates strong cash flow and sequential growth in cash, cash equivalents and short-term investments in the December 2009 quarter

RFMD’s actual quarterly and annual results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “The global RFMD workforce delivered an outstanding September quarter, highlighted by sequential and year-over-year increases in gross margin, operating margin and earnings per share. Of note, our non-GAAP operating income dollars were a quarterly record for RFMD.

“Our expectations are for continued strong performance both in the December quarter and in calendar year 2010. Over the foreseeable future, we expect secular growth trends and new product cycles will give us the opportunity to continue growing top- and bottom-line results while continuing to generate superior free cash flow and return on invested capital, or ROIC.”

Dean Priddy, CFO of RFMD, said, “During the September quarter, RFMD’s business model generated significant improvements in several key financial metrics. RFMD achieved non-GAAP operating margin of 16.4%, reflecting an improvement of 510 basis points compared to the June 2009 quarter. Of note, RFMD’s core business (total results less the impact of cellular transceivers) exceeded our target gross and operating margins.

“RFMD’s capital efficiency metrics also improved significantly, as the Company generated $45.8 million in free cash flow and improved non-GAAP ROIC to 30.6%, compared to 17.5% in the June 2009 quarter and 11.9% in the September quarter one year ago.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, and (vii) return on invested capital (ROIC). Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" table on page 9 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" table on page 10.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of certain non-cash expenses, unusual items and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, adjustments for restructuring and integration charges and an adjustment for amortization of acquisition-related inventory step-up. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to business acquisitions (amortization of acquisition-related inventory step-up) and restructuring and integration charges do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income. Non-GAAP operating income excludes share-based compensation expense, amortization of intangible assets, restructuring and integration charges, impairment of intangibles, amortization of acquisition-related inventory step-up and manufacturing start-up costs. We believe that presentation of a measure of operating income that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring and integration charges, impairment of intangibles, manufacturing start-up costs and amortization of acquisition-related inventory step-up do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, restructuring and integration charges, impairment of intangibles, manufacturing start-up costs, amortization of acquisition-related inventory step-up, gain on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes and also reflect an adjustment of income taxes. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are variable in nature and thus unlikely to become recurring expenses.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, restructuring and integration charges and impairment of intangibles. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring and integration charges and impairment of intangibles do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. RFMD defines free cash flow per diluted share as net cash provided by operating activities during the period minus property and equipment expenditures made during the period divided by GAAP weighted average outstanding diluted shares during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations’ use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP Operating Income, net of cash taxes, by average invested capital.  Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short term financings) from the average of the beginning balance and the ending balance of Net Accounts Receivable, Inventories, Other Current Assets, Net Property and Equipment and a cash amount equal to seven days of quarterly revenue. For the period ending October 3, 2009, which was a 14 week quarter, the annualized non-GAAP operating income, net of cash taxes, has been normalized to a 52-week basis.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, free cash flow and free cash flow per diluted share and non-GAAP ROIC as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or http://www.rfmd.com (under Investors).  A telephone playback of the conference call will be available approximately one hour after the call’s completion by dialing 303-590-3030 and entering pass code 4167493.

About RFMD

RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance semiconductor components.  RFMD’s products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets.  RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world’s leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD’s web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including risks associated with the recent worldwide economic turmoil and its effect on our business and the business of our suppliers and customers, variability in quarterly operating results, the impact of global macroeconomic and credit conditions on our business, the rate of growth and development of the markets we serve, risks associated with the reduction or elimination of our investments in our wireless systems business, our ability to execute on our plans to consolidate or relocate manufacturing operations, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partners and customer relationships, our dependence on gallium arsenide (GaAs) for the majority of our products, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

# # #

Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 3, 2009	September 27, 2008 (1)
Total revenue	$254,757	$271,669

Costs and expenses:
Cost of goods sold	163,208	194,901
Research and development	34,846	45,063
Marketing and selling	14,741	17,153
General and administrative	16,721	15,781
Other operating expense	1,114	17,816

Total costs and expenses	230,630	290,714

Operating income (loss)	24,127	(19,045)
Other expense	(6,047)	(4,200)

Income (loss) before income taxes	$18,080	$(23,245)
Income tax (expense) benefit	(3,501)	9,018

Net income (loss)	$14,579	$(14,227)

Net income (loss) per share, diluted	$0.05	$(0.05)

Weighted average outstanding diluted shares	298,668	262,091

(1)     Certain amounts have been adjusted as a result of the retrospective adoption of FSP APB 14-1 (which is included in FASB ASC 470-20).

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	October 3, 2009	September 27, 2008 (1)
Total revenue	$467,297	$512,161

Costs and expenses:
Cost of goods sold	301,746	363,063
Research and development	70,479	96,417
Marketing and selling	28,310	35,675
General and administrative	27,933	28,839
Other operating expense	2,650	46,915

Total costs and expenses	431,118	570,909

Operating income (loss)	36,179	(58,748)
Other expense	(10,245)	(8,117)

Income (loss) before income taxes	$25,934	$(66,865)
Income tax (expense) benefit	(6,571)	26,113

Net income (loss)	$19,363	$(40,752)

Net income (loss) per share, diluted	$0.07	$(0.16)

Weighted average outstanding diluted shares	297,573	261,675

(1)     Certain amounts have been adjusted as a result of the retrospective adoption of FSP APB 14-1 (which is included in FASB ASC 470-20).

 RF MICRO DEVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	October 3, 2009	June 27, 2009	September 27, 2008 (1)

GAAP operating income (loss)	$24,127	$12,051	$(19,045)
Share-based compensation expense	11,125	4,137	8,600
Amortization of intangible assets	4,804	4,716	7,295
Amortization of acquisition-related inventory step-up	-	-	2,699
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	1,072	1,982	17,638
Impairment of intangibles	-	201	-
Other restructuring, integration charges and manufacturing start-up costs	609	935	774
Non-GAAP operating income	41,737	24,022	17,961

GAAP net income (loss)	14,579	4,784	(14,227)
Share-based compensation expense	11,125	4,137	8,600
Amortization of intangible assets	4,804	4,716	7,295
Amortization of acquisition-related inventory step-up	-	-	2,699
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	1,072	1,982	17,638
Impairment of intangibles	-	201	-
Other restructuring, integration charges and manufacturing start-up costs	609	935	774
Gain on retirement of convertible subordinated notes	-	(1,949)	-
Non-cash interest expense on convertible subordinated notes	4,602	4,279	4,444
Tax adjustments	151	(229)	(6,601)

Non-GAAP net income	36,942	18,856	20,622
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	768	760	545
Non-GAAP net income plus assumed conversion of notes- Numerator for diluted income per share	$37,710	$19,616	$21,167

GAAP weighted average outstanding diluted shares	298,668	269,302	262,091
Adjustments:
Diluted stock options	-	-	2,615
Assumed conversion of 1.50% convertible notes	-	27,130	30,144
Non-GAAP weighted average outstanding diluted shares	298,668	296,432	294,850

Non-GAAP net income per share, diluted	$0.13	$0.07	$0.07

	Three Months Ended
	October 3, 2009		June 27, 2009		September 27, 2008
GAAP gross margin	$91,549	35.9%	$74,001	34.8%	$76,768	28.3%
Adjustment for intangible amortization	3,705	1.5%	3,596	1.7%	5,138	1.9%
Adjustment for amortization of acquisition-related inventory step-up	-	0.0%	-	0.0%	2,699	1.0%
Adjustment for share-based compensation	1,389	0.5%	484	0.3%	1,072	0.4%
Other restructuring	385	0.2%	458	0.2%	74	0.0%
Non-GAAP gross margin	$97,028	38.1%	$78,539	37.0%	$85,751	31.6%

  (1)  Certain amounts have been adjusted as a result of the retrospective adoption of FSP APB 14-1 (which is included in FASB ASC 470-20).

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Unaudited)

Three Months Ended
October 3, 2009
(as percentage of sales)

GAAP operating income	9.5%
Share-based compensation expense	4.4%
Amortization of intangible assets	1.9%
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	0.4%
Other restructuring, integration charges and manufacturing start-up costs	0.2%
Non-GAAP operating income	16.4%

	Three Months Ended
(In thousands)	October 3, 2009	June 27, 2009	September 27, 2008
GAAP research and development expense	$34,846	$35,633	$45,063
Less:
Share-based compensation expense	1,399	1,045	929
Amortization of intangible assets	12	33	-
Impairment of intangibles	-	201	-
Other restructuring and integration cost	118	120	417
Non-GAAP research and development expense	$33,317	$34,234	$43,717

	Three Months Ended
(In thousands)	October 3, 2009	June 27, 2009	September 27, 2008
GAAP marketing and selling expense	$14,741	$13,568	$17,153
Less:
Share-based compensation expense	1,915	1,043	1,239
Amortization of intangible assets	1,087	1,087	2,157
Other restructuring and integration cost	8	9	105
Non-GAAP marketing and selling expense	$11,731	$11,429	$13,652

	Three Months Ended
(In thousands)	October 3, 2009	June 27, 2009	September 27, 2008
GAAP general and administrative expense	$16,721	$11,212	$15,781
Less:
Share-based compensation expense	6,422	1,565	5,360
Other restructuring and integration cost	17	19	-
Non-GAAP general and administrative expense	$10,282	$9,628	$10,421

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Unaudited)

Three Months Ended
Free Cash Flow (1)	October 3, 2009
(In millions)

Net cash provided by operating activities	$47.2
Purchases of property and equipment	(1.4)
Free Cash Flow	$45.8

(1)   Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 3, 2009	March 28, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$116,667	$172,989
Restricted cash and trading security investments	19,049	62
Short-term investments	223,344	93,527
Accounts receivable, net	100,854	90,231
Inventories	117,880	113,611
Other current assets	71,092	47,014
Total current assets	648,886	517,434

Property and equipment, net	277,747	315,127
Intangible assets, net	111,469	121,191
Goodwill	95,628	95,628
Long-term investments	2,175	20,183
Other non-current assets	18,108	19,079
Total assets	$1,154,013	$1,088,642

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	123,801	98,004
Current portion of long term debt	211,448	4,840
Other short-term liabilities, net	14,369	922
Total current liabilities	349,618	103,766

Long-term debt, net	283,857	505,107
Other long-term liabilities	53,747	47,807
Total liabilities	687,222	656,680

Shareholders’ equity:
Total shareholders’ equity	466,791	431,962

Total liabilities and shareholders’ equity	$1,154,013	$1,088,642

(1)     Certain amounts have been adjusted as a result of the retrospective adoption of FSP APB 14-1 (which is included in FASB ASC 470-20).